Balance Sheet US GAAP    Report Date: 30/11/2022
Rockley Photonics Holdings Limited
(In US Dollars thousands)
Assets
Current assets:
Cash and cash equivalents    6,138
Short term investments    0
AR and other receivables    0
Other receivables    4
Intercompany    602,366
Current tax asset    0
Restricted cash    0
Prepaid expenses    4,517
Other current assets    0
Total current assets    613,025
Long term investments    0
Property, plant and equipment    0
Operating lease right-of-use assets    0
Finance lease right-of-use assets    0
Deferred tax assets    0
Other Assets    0
Equity method investment    0
Total assets    613,025
Liabilities and Equity
Current liabilities:
Trade payables    924
Accrued expenses and other current liabilities    3,620
Cash settled share based payment liabilities    0
Deferred Revenue    0
Long term debt, current portion    0
Finance lease liabilities, current portion    0
Operating lease liabilities, current portion    0
Total current liabilities    4,544
Long-term Bank Loan    91,992
Other long-term liabilities    20,829
Derivative liability    0
Finance lease liabilities, long term    0
Operating lease liabilities    0
Deferred tax liabilities    0
Total liabilities    117,365
Equity:
Ordinary shares, par    1
Additional paid-in capital    524,617
Equity settled share based payments reserve    0
Foreign currency translation reserves    0
Accumulated other comprehensive loss    0
Accumulated deficit    (28,956)
Total equity    495,662
Total liabilities and equity    613,027